Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Series Fund, Inc./ING Equity Trust

We consent to the use of our report dated July 29, 2008, incorporated herein by reference, on the financial statements of ING Growth and Income Fund, a series of ING Series Fund, Inc., and our report dated July 28, 2008, incorporated herein by reference, on the financial statements of ING Fundamental Research Fund and ING Financial Services Fund, each a series of ING Equity Trust, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts
October 21, 2008